UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2005

GEXA CORP.

(Exact name of registrant as specified in its charter)

Texas	0-16179	76-0670175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Greenway Plaza, Suite 600, Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 470-0400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2005, Gexa Corp., a Texas corporation (the “Company”), and FPL Group, Inc., a Florida corporation (“FPL Group”), announced the execution of an Agreement and Plan of Merger, dated as of March 28, 2005 (the “Merger Agreement”), by and among FRM Holdings, LLC, a Delaware limited liability company (“FRM Holdings”), WPRM Acquisition Subsidiary, Inc., a Texas corporation and a wholly owned subsidiary of Holdings (“Merger Sub”), FPL Group and the Company, pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company (the “Merger”).  As a result of the Merger, the Company will become an indirect wholly owned subsidiary of FPL Group.  The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

At the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than treasury shares) will be cancelled and automatically convert into the right to receive $6.88, payable in shares of validly issued, fully paid and non-assessable shares of FPL Group common stock, based on an exchange ratio equal to the quotient (rounded to four decimal points) obtained by dividing $6.88 by the average of the daily closing sale prices of FPL Group common stock for the 10 consecutive trading days ending on the third business day (including such third business day) immediately prior to the closing date.  In addition, at the Effective Time, each option and warrant to purchase shares of Company common stock outstanding immediately prior to the Effective Time will be assumed by FPL Group and converted into the right to purchase shares of FPL Group common stock with corresponding adjustments to the number of shares and the exercise price based upon the foregoing exchange ratio, but otherwise will remain unchanged except that vesting of the options will be accelerated at the Effective Time.

Simultaneously with the execution of the Merger Agreement, certain directors and officers of the Company holding approximately 36% of the outstanding Company common stock, including its Chairman and CEO, entered into a Voting Agreement with FPL Group, pursuant to which, they agreed to vote their shares of Company common stock in favor of the Merger, the Merger Agreement and the transactions contemplated thereby.  In the event that such directors and officers fail to so vote, the Voting Agreement provides for the grant proxies to FPL Group to vote and otherwise act with respect to such shares of Company common stock at any meeting of shareholders or consent in lieu of any such meeting or otherwise, on the Merger, the Merger Agreement and the transactions contemplated thereby.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to conduct its businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) to cause a meeting of the Company’s shareholders to be held to consider the adoption of the Merger Agreement, (iii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s shareholders adopt and approve the Merger Agreement, and (iv) subject to certain exceptions, not to (A) solicit proposals relating to alternative business combination transactions or (B) enter into discussions concerning or provide information in connection with alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of the Company’s shareholders, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) approval by the Public Utility Commission of Texas (the “PUC”) of an amendment application regarding the change of ownership of the Company with respect to its retail electric provider license and, if required by the PUC, of an application for recertification, (iv) absence of any order or injunction prohibiting the consummation of the Merger, (v) the Company having $13.5 million of Working Capital (as defined in the Merger Agreement) as of month end not ending more than 60 days prior to closing, (vi) subject to certain exceptions, the accuracy of representations and warranties with respect to the Company’s or FPL Group’s business, as applicable, and (vii) receipt of customary tax opinions.  The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay FPL Group a termination fee of $3.25 million.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Company issued a press release on March 28, 2005 announcing the proposed Merger.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company also amended the Amended and Restated Employment Agreement, dated as of October 28, 2004, between the Company and Neil M. Leibman, the Company’s Chairman and CEO (the “Employment Agreement”), to exclude the consummation of the Merger and the other transactions contemplated by the Merger Agreement from certain payments he would otherwise be entitled to receive in the event of a change in control transaction.  A copy of the amendment to the Employment Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the amendment to the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Employment Agreement.

At the Effective Time, Mr. Leibman will continue to be employed by the Company as its President, and will be compensated pursuant to a new Employment Agreement with the Company, and the Employment Agreement, as amended by the amendment to the Employment Agreement, will automatically be terminated.

FPL Group will be filing a registration statement on Form S-4, including the Company’s proxy statement and FPL Group’s prospectus and other relevant documents with the Securities and Exchange Commission (the “SEC”) concerning the proposed transaction.  You are urged to read the registration statement containing the proxy statement/prospectus and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information about FPL Group, the Company and the transaction.

Once filed, you may obtain the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, www.sec.gov.  In addition, once they have been filed with the SEC, the proxy statement/prospectus and these other documents may also be obtained for free from FPL Group by directing a request to FPL Group, Inc. 700 Universe Blvd., Juno Beach, Florida 33408, Attention: Investor Relations and from the Company by directing a request to Gexa Corp., 20 Greenway Plaza, Suite 600, Houston, Texas  77046,  Attention: Dave Holeman.  FPL Group, the Company and their respective directors and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction.  Information about the directors and executive officers of FPL Group is set forth in its proxy statement for its 2004 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended 2004 and information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth below.  Investors may obtain additional information regarding the interests of such potential participants by reading the proxy statement/prospectus when it becomes available.

The following table sets forth information regarding the beneficial ownership of the Gexa’s common stock as of March 23, 2005 by the directors and executive officers of Gexa.  This table is based upon information supplied by the directors and executive officers. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares of common stock shown.  Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to the shares.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Ownership
Certain Executive Officers:
Neil M. Leibman	3,812,432	(2)	36.3%
David K. Holeman	0	(3)	N/A
Rod Danielson	60,334	(4)	*
David Atiqi	23,000	(5)	*

Outside Directors
Don Aron	283,334	(6)	2.8%
Dan C. Fogarty	65,000	(7)	*
Stuart C. Gaylor	119,667	(8)	1.2%
Tom D. O’Leary	65,000	(9)	*
Robert C. Orr, Jr.	83,333	(10)	*

All Executive Officers and Directors	4,512,100	(2)-(10)	41.5%

*              Less than 1%

(1)           Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when the determining the amount and percent owned by such person or group. As of March 23, 2005, there were 10,077,077 shares of Common Stock outstanding.

(2)           Includes 400,000 shares that may be acquired upon exercise of currently exercisable options, 18,333 shares which may be acquired upon exercise of a currently exercisable warrant and 40,000 shares owned by Mr. Leibman’s minor children for which he disclaims beneficial ownership; does not include 50,000 shares subject to unvested options held by Mr. Leibman.

(3)           Does not include 200,000 shares subject to unvested options and 25,000 shares subject to an unvested restricted stock grant held by Mr. Holeman.

(4)           Does not include 83,333 shares subject to unvested options and 20,000 shares subject to an unvested restricted stock grant held by Mr.Danielson.

(5)           Does not include 240,000 shares subject to unvested options and 20,000 shares subject to an unvested restricted stock grant held by Mr.Atiqi.

(6)           Includes 18,334 shares that may be acquired, upon exercise of certain common stock warrants 65,000 shares that may be acquired upon exercise of currently exercisable options; does not include 35,000 shares subject to unvested options held by Mr. Aron.

(7)           Includes 65,000 shares that may be acquired upon exercise of currently exercisable options; does not include 35,000 shares subject to unvested options held by Mr. Fogarty.

(8)           Includes 18,333 shares that may be acquired upon exercise of a common stock warrant and 65,000 shares that may be acquired upon exercise of currently exercisable options; does not include 35,000 shares subject to unvested options held by Mr. Gaylor.

(9)           Includes 65,000 shares that may be acquired upon exercise of currently exercisable options; does not include 35,000 shares subject to unvested options held by Mr. O’Leary.

(10)         18,333 shares that may be acquired upon exercise of a common stock warrant and 65,000 shares that may be acquired upon exercise of currently exercisable options; does not include 35,000 shares subject to unvested options held by Mr. Orr.

Item 9.01 Financial Statements and Exhibits.

 (a) Financial statements of businesses acquired.

None

(b) Pro forma financial information.

None

(c) Exhibits.

2.1                                 Agreement and Plan of Merger dated as of March 28, 2005, among FRM Holdings, LLC, WPRM Acquisition Subsidiary, Inc., FPL Group, Inc. and Gexa Corp., a Texas corporation.*

2.2                                 Voting Agreement.

10.1                           Amendment to Amended and Restated Employment Agreement dated as of March 28, 2005, between Gexa Corp. and Neil M. Leibman.

99.1                           Press Release dated March 28, 2005.

*                                         Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEXA CORP.

Date: March 28, 2005
/s/ Neil M. Leibman
Neil M. Leibman
Chairman and CEO